MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (this "Agreement") is dated as of the 1st day of August, 1998, by and among CHANCELLOR ASSET MANAGEMENT, INC., a Delaware corporation ("CAM") and M.R.B. Inc., a Georgia corporation d/b/a "Tomahawk Truck and Trailer Sales", Tomahawk Truck & Trailer Sale, Inc., a Florida corporation, Tomahawk Truck & Trailer Sales of Virginia, Inc. a Virginia corporation, and
Tomahawk Truck & Trailer Sales of Missouri, Inc. a Missouri corporation (collectively "MRB" or the "Companies").

                                   WITNESSETH:

     WHEREAS, MRB desires to obtain the benefits of the knowledge and expertise of the executive, managerial, financial and operational personnel of CAM to assist MRB in its business, and

     WHEREAS, CAM is willing to so provide the assistance desired by MRB on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Services. During the term of this Agreement, CAM shall (a) provide and make available to MRB general advice and assistance with respect to MRB's used transportation equipment retail and wholesale business ("Used Equipment Business"), upon reasonable advance notice from MRB, (b) refer to MRB all opportunities and leads relating to the Used Equipment Business (collectively, the "Services"), c) to assist in negotiating and arranging financing, upon which MRB is dependent, that will extend current inventory financing lines of credit with current financing institutions and identify and negotiate with prospective financing sources to provide additional much needed increases in inventory and floor planning lines of credit, and d) provide CAM's expertise in general financial, accounting, business development, and information systems that has been identified by MRB as currently lacking in the MRB organization. Nothing herein contained shall be deemed in any way to obligate CAM to add to or maintain beyond its general needs any personnel, facilities or equipment.

2. Consideration. In consideration of CAM's provision of the Services, MRB assigns to CAM all rights to MRB's Gross Revenues and Net Profits for the period from August 1, 1998 through the termination date of this agreement as set forth below. For purposes of this Agreement, Net Profits are defined as all Gross Revenues earned less the cost of revenues and the operating expenses as determined in accordance with generally accepted accounting principles. The assignment of such Gross Revenues Net Profits is not deemed in any way to obligate CAM in regards to any and all liabilities incurred by MRB and in no way indemnifies MRB, its management or shareholders from liabilities incurred as a result of CAM performing the Services.

3. Term. This Agreement shall continue in full force and effect until such time that either party mutually agrees to terminate this Agreement upon reasonable notification.

4.     Miscellaneous.
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a)     Nothing  contained  herein shall negate or lessen or in any way effect or reduce the representations and warranties and indemnifications of the respective parties  in  any  future  agreements.
b) Neither this Agreement nor any term, covenant, condition or other provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
c) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.
d) This Agreement may be executed in several identical counterparts, each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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     IN  WITNESS  WHEREOF, the parties have caused this Agreement to be executed as  an  instrument  under  seal  as  of  the  date  first  written.

M.R.B,  INC.

By:     /s/  M.  Rea  Brookings_
        ------------------------
Name:   M.  Rea  Brookings
Title:  President

CHANCELLOR  ASSET  MANAGEMENT,  INC.

By:     /s/  Franklyn  E.  Churchill
        ----------------------------
Name:   Franklyn  E.  Churchill
Title:  President